As filed with the Securities and Exchange Commission on November 8, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	73-1493906
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(214) 981-0700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas E. Long

Chief Financial Officer

Energy Transfer Partners, L.P.

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(214) 981-0700

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William N. Finnegan IV

Debbie P. Yee

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum aggregate offering price	Amount of registration fee
Common Units Representing Limited Partner Interests	(1)
Preferred Units Representing Limited Partner Interests	(1)
Debt Securities	(1)
Total	$(1)(2)	$(2)

(1)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional common units is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into common units or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee with respect to the securities that may be offered by the registrant in a primary offering in connection with this Registration Statement.

PROSPECTUS

Energy Transfer Partners, L.P.

Common Units Representing Limited Partner Interests

Preferred Units Representing Limited Partner Interests

Debt Securities

We may offer and sell the securities identified above from time to time in one or more classes or series and in amounts, at prices and on terms to be determined by market conditions at the time of our offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common units are listed on the New York Stock Exchange under the symbol “ETP.” We will provide information in the related prospectus supplement for the trading market, if any, for any preferred units or debt securities we may offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 8, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings any combination of the securities described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

As used in this prospectus, unless the context otherwise indicates, all references in this prospectus to “we,” “us,” “Energy Transfer,” “ETP,” the “Partnership” and “our” refer to Energy Transfer Partners, L.P., and its operating partnerships and their subsidiaries, including Energy Transfer, LP and Sunoco Logistics Partners Operations L.P. (“Operating Partnership”). References to “ETP GP,” “our general partner” or “the general partner” refer to Energy Transfer Partners GP, L.P. References to “ETP LLC” refer to Energy Transfer Partners, L.L.C., the general partner of our general partner. References to “ETE” refer to Energy Transfer Equity, L.P., the owner of ETP LLC.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is http://www.energytransfer.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 24, 2017;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 4, 2017, August 9, 2017 and November 8, 2017;

•	Our Current Reports on Form 8-K filed with the SEC on January 5, 2017, January 27, 2017, March 27, 2017, April 26, 2017, April 28, 2017, May 8, 2017, May 10, 2017, May 31, 2017, August 2, 2017, August 14, 2017, August 18, 2017, September 21, 2017 and September 25, 2017; and

•	The description of our common units contained in our Registration Statement on Form 8-A (File No. 001-31219), as filed with the SEC on January 28, 2002 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Energy Transfer Partners, L.P.

8111 Westchester Drive, Suite 600

Dallas, TX 75225

Attention: James M. Wright, Jr.

Telephone: (214) 981-0700

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

Certain statements, other than statements of historical fact, included or incorporated by reference into this prospectus and the documents we incorporate by reference constitute “forward-looking” statements. These forward-looking statements discuss our goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on the current beliefs of our management as well as assumptions made by, and information currently available to, our management. Words such as “may,” “anticipates,” “believes,” “expects,” “estimates,” “planned,” “intends,” “projects,” “scheduled” or similar phrases or expressions identify forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the documents we incorporate by reference.

Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions, any or all of which may ultimately prove to be inaccurate. These statements are also subject to numerous assumptions, uncertainties and risks that may cause future results to be materially different from the results projected, forecasted, estimated or budgeted, including, but not limited to, the following:

•	the volumes transported on our pipelines and gathering systems;

•	the level of throughput in our processing and treating facilities;

•	the fees we charge and the margins we realize for our gathering, treating, processing, storage and transportation services;

•	changes in the supply of, or demand for crude oil, natural gas, natural gas liquids, or NGLs, and refined products that impact demand for our services;

•	energy prices generally;

•	the prices of crude oil, natural gas and NGLs compared to the price of alternative and competing fuels;

•	the general level of petroleum product demand and the availability and price of NGL supplies;

•	the availability of imported crude oil, natural gas and NGLs;

•	changes in the general economic conditions in the United States;

•	actions taken by foreign oil and gas producing nations;

•	the political and economic stability of petroleum producing nations;

•	global and domestic economic repercussions, including disruptions in the crude oil, natural gas, NGLs and refined products markets, from terrorist activities, international hostilities and other events, and the government’s response thereto;

•	the effect of weather conditions on demand for crude oil, natural gas and NGLs;

•	availability of local, intrastate and interstate transportation systems;

•	the continued ability to find and contract for new sources of natural gas supply;

•	availability and marketing of competitive fuels;

•	the impact of energy conservation efforts;

•	improvements in energy efficiency and development of technology resulting in decreased demand for natural gas or refined petroleum products;

•	governmental regulation and taxation;

•	changes to, and the application of, federal or state regulation of our tariff rates and operational requirements related to our assets;

•	changes in the level of operating expenses and hazards related to operating our facilities (including equipment malfunction, explosions, fires, spills and the effects of severe weather conditions);

•	the occurrence of operational hazards or unforeseen interruptions for which we may not be adequately insured;

•	competition encountered by our pipelines, terminals and other operations;

•	loss of key personnel;

•	loss of key natural gas producers or the providers of fractionation services;

•	reductions in the capacity or allocations of third-party pipelines that connect with our pipelines and facilities;

•	the effectiveness of risk-management policies and procedures, including the use of derivative financial instruments to hedge commodity risks, and the ability of our liquids marketing counterparties to satisfy their financial commitments;

•	the nonpayment or non-performance by or disputes with our customers, suppliers or other business partners;

•	regulatory, environmental, political and legal uncertainties that may affect the timing and cost of our internal growth projects, such as our construction of additional pipeline systems and other facilities;

•	risks associated with the construction of new facilities or additions to our existing facilities, including difficulties in obtaining permits and rights-of-way or other regulatory approvals and the performance by third-party contractors;

•	changes in the expected level of capital, operating, or remediation spending related to environmental matters;

•	risks related to labor relations and workplace safety;

•	the availability and cost of capital and our ability to access certain capital sources;

•	a deterioration of the credit and capital markets;

•	changes in our, Energy Transfer Partners, L.P.’s, Energy Transfer, LP’s or Energy Transfer Equity, L.P.’s credit ratings, as assigned by ratings agencies;

•	risks associated with the assets and operations of entities in which we own less than a controlling interests, including risks related to management actions at such entities that we may not be able to control or exert influence;

•	the ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to our financial results and to successfully integrate acquired businesses;

•	our ability to manage growth and/or control costs;

•	changes in laws and regulations to which we are subject, including tax, environmental, transportation and employment regulations or new interpretations by regulatory agencies concerning such laws and regulations; and

•	the costs and effects of legal and administrative proceedings.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results. We undertake no obligation to update publicly any forward-looking statement, whether as a result of new information or future events.

SUMMARY

The Partnership

We are one of the largest publicly traded master limited partnerships in the United States in terms of equity market capitalization (approximately $19.9 billion as of November 6, 2017). We are managed by our general partner, ETP GP, and ETP GP is managed by its general partner, ETP LLC, which is owned by ETE, another publicly traded master limited partnership. The primary activities in which we are engaged, and operating subsidiaries through which we conduct those activities, all of which are in the United States, are as follows:

•	Natural gas operations, including the following:

•	natural gas midstream and intrastate transportation and storage; and

•	interstate natural gas transportation and storage.

•	Natural gas liquids operations, including NGL transportation, storage and fractionation services.

•	Crude oil gathering and transportation.

•	Complementary pipeline, terminalling and acquisition and marketing operations, including the purchase and sale of crude oil, NGLs and refined products.

Our Principal Executive Offices

We are a limited partnership formed under the laws of the State of Delaware. Our principal executive offices are located at 8111 Westchester Drive, Suite 600, Dallas, Texas 75225, and our telephone number at that location is (214) 981-0700. We maintain a website at http://www.energytransfer.com that provides information about our business and operations. Information contained on this website, however, is not incorporated into or otherwise a part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference as provided under “Incorporation by Reference,” including our Annual Report on Form 10-K for the year ended December 31, 2016 and the risk factors described under “Risk Factors” therein, as updated by our subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 and our Current Reports on Form 8-K filed on May 8, 2017 and August 14, 2017 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also see “Forward-looking Statements.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for Energy Transfer Partners, L.P. for each of the periods indicated is as follows:

	Year Ended December 31,					Nine Months Ended September 30, 2017
	2012	2013	2014	2015	2016
Ratio of Earnings to Fixed Charges	2.9	1.8	2.1	1.8	1.4	2.2

For the periods indicated above, we have no outstanding preferred units with required distributions. Therefore, the ratios of earnings to combined fixed charges and preferred unit distributions are identical to the ratios presented in the tables above.

For purposes of calculating the ratios of earnings to fixed charges:

•	“fixed charges” represent interest expense (including amounts capitalized), amortization of debt costs and the portion of rental expense representing the interest factor; and

•	“earnings” represent the aggregate of income from continuing operations (before adjustment for minority interest, extraordinary loss and equity earnings), fixed charges and distributions from equity investments, less capitalized interest.

DESCRIPTION OF OUR COMMON UNITS

The following description of our common units is not complete and may not contain all the information you should consider before investing in our common units. This description is summarized from, and qualified in its entirety by reference to, our partnership agreement, which has been publicly filed with the SEC. See “Where You Can Find More Information.”

Our common units represent limited partner interests that entitle the holders to participate in our cash distributions and to exercise the rights and privileges available to limited partners under our partnership agreement. For a description of the rights of holders of our common units to cash distributions, please read “Cash Distributions” in this prospectus. We urge you to read our partnership agreement, as our partnership agreement, and not this description, governs our common units.

Number of Common Units

As of November 1, 2017, we had 1,155,493,524 common units outstanding, 1,127,958,397 of which are held by the public and 27,535,127 of which are held by ETE, which is the controlling owner of our general partner.

Timing of Distributions

We pay distributions no later than 45 days after March 31, June 30, September 30 and December 31 to holders of record on the applicable record date. For additional information, please read “Cash Distributions.”

Issuance of Additional Partnership Securities; Preemptive Rights

In general, we may issue additional partnership securities for any partnership purpose at any time and from time to time to such persons for such consideration and on such terms and conditions as shall be established by our general partner in its sole discretion, all without the approval of any limited partners. The holders of our common units do not have preemptive rights to acquire additional common units or other partnership securities. For additional information, please read “Description of Our Partnership Agreement—Issuance of Additional Partnership Securities; Preemptive Rights.”

Voting Rights

Unlike the holders of common stock in a corporation, our limited partners have only limited voting rights on matters affecting our business. Our limited partners have no right to elect our general partner or the directors of our general partner on an annual or other continuing basis. Our general partner may not be removed except by the vote of the holders of at least 66 2/3% of the outstanding common units, including common units owned by our general partner and its affiliates. Each holder of common units is entitled to one vote for each common unit on all matters submitted to a vote of the unitholders. For additional information, please read “Description of Our Partnership Agreement—Meetings; Voting.”

Limited Call Right

If at any time our general partner and its affiliates hold more than 80% of the total limited partner interests of any class then outstanding, our general partner will then have the right, which right it may assign and transfer in whole or in part to us or any affiliate of our general partner, exercisable at its option, to purchase all, but not less than all, of such limited partner interests of such class then outstanding held by persons other than our general partner and its affiliates, at the greater of:

(1) the current market price as of the date three days prior to the date that notice of the election to purchase is mailed; and

(2) the highest price paid by our general partner or any of its affiliates for any such limited partner interest of such class purchased during the 90-day period preceding the date that notice of the election to purchase is mailed.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market.

Exchange Listing

Our common units are listed on the New York Stock Exchange under the symbol “ETP.”

Transfer Agent and Registrar Duties

American Stock Transfer & Trust Company serves as registrar and transfer agent for our common units. We pay all fees charged by the transfer agent for transfers of common units, except the following that must be paid by unitholders:

•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

•	special charges for services requested by a holder of common units; and

•	other similar fees or charges.

There is no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities as transfer agent, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Transfer of Common Units

Any transfers of a common unit will not be recorded by the transfer agent or recognized by us unless the transferee executes and delivers a transfer application. By executing and delivering a transfer application, the transferee of common units:

•	becomes the record holder of the common units and is an assignee until admitted as a substituted limited partner;

•	automatically requests admission as a substituted limited partner;

•	agrees to comply with and be bound by and to have executed our partnership agreement;

•	represents and warrants that such transferee has the right, power and authority and, if an individual, the capacity to enter into our partnership agreement;

•	grants the powers of attorney set forth in our partnership agreement; and

•	gives the consents and approvals and makes the waivers contained in our partnership agreement.

An assignee will become a substituted limited partner for the transferred common units upon the consent of our general partner and the recording of the name of the assignee on our books and records. Our general partner may withhold its consent in its sole discretion.

A transferee’s broker, agent or nominee may complete, execute and deliver a transfer application. We are entitled to treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon admission as a substituted limited partner for the transferred common units, a purchaser or transferee of common units who does not execute and deliver a transfer application obtains only:

•	the right to assign the common units to a purchaser or other transferee; and

•	the right to transfer the right to seek admission as a substituted limited partner for the transferred common units.

•	Thus, a purchaser or transferee of common units who does not execute and deliver a transfer application:

•	will not receive cash distributions or federal income tax allocations, unless the common units are held in a nominee or “street name” account and the nominee or broker has executed and delivered a transfer application; and

•	may not receive some federal income tax information or reports furnished to record holders of common units.

The transferor of common units has a duty to provide the transferee with all information that may be necessary to transfer the common units. The transferor does not have a duty to insure the execution of the transfer application by the transferee and has no liability or responsibility if the transferee neglects or chooses not to execute and forward the transfer application to the transfer agent.

Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

DESCRIPTION OF PREFERRED UNITS

Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities on the terms and conditions established by our general partner without the approval of any of our limited partners. In accordance with Delaware law and the provisions of our partnership agreement, we may issue additional partnership interests that have special voting rights to which our common units are not entitled, which we refer to in this prospectus as “preferred units.” As of the date of this prospectus, we have no preferred units outstanding.

If we offer preferred units under this prospectus, a prospectus supplement relating to the particular series of preferred units offered will include the specific terms of those preferred units, including, among other things, the following:

•	the designation, stated value, and liquidation preference of the preferred units and the number of preferred units offered;

•	the initial public offering price at which the preferred units will be issued;

•	any conversion or exchange provisions of the preferred units;

•	any redemption or sinking fund provisions of the preferred units;

•	the distribution rights of the preferred units, if any;

•	a discussion of any additional material federal income tax considerations regarding the preferred units; and

•	any additional rights, preferences, privileges, limitations, and restrictions of the preferred units.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us, as issuer and U.S. Bank National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The Subsidiary Guarantees

Our payment obligations under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by one or more Subsidiary Guarantors. If a series of debt securities are so guaranteed, the Subsidiary Guarantors will execute a notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by the Subsidiary Guarantors. If a series of debt securities is guaranteed by the Subsidiary Guarantors and is designated as subordinate to our Senior Indebtedness, then the guarantees by the Subsidiary Guarantors will be subordinated to the Senior Indebtedness of the Subsidiary Guarantors to substantially the same extent as the series is subordinated to our Senior Indebtedness. Please read “—Subordination.”

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving person in the case of a merger or the surviving person:

•	is a partnership, limited liability company or corporation organized and validly existing under the laws of the United States, a state thereof or the District of Columbia; and

•	expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing;

•	if we are not the surviving person, then any Subsidiary Guarantor, unless it is the person with which we have consummated a transaction under this provision, shall have confirmed that its guarantee of the notes shall continue to apply to the obligations under the debt securities and the Indenture; and

•	we have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the merger, amalgamation, consolidation, sale, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required, the supplemental indenture, comply with the Indenture.

Thereafter, the surviving person will be substituted for us under the Indenture. If we sell or otherwise dispose of (except by lease) all or substantially all of our assets and the above stated requirements are satisfied, we will be released from all our liabilities and obligations under the Indenture and the debt securities.

A series of debt securities may contain additional financial and other covenants. The applicable prospectus supplement will contain a description of any such covenants that are added to the Indenture specifically for the benefit of holders of a particular series.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	default in the performance or breach of any other covenant or warranty by us, or if the series of debit securities is guaranteed by any Subsidiary Guarantor, by such Subsidiary Guarantor, in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us, or, if the series of debt securities is guaranteed by any Subsidiary Guarantor, of such Subsidiary Guarantor;

•	if the series of debt securities is guaranteed by any Subsidiary Guarantor, any of the subsidiary guarantees;

•	ceases to be in full force and effect, except as otherwise provided in the indenture; or

•	is declared null and void in a judicial proceeding; or

•	any Subsidiary Guarantor denies or disaffirms its obligations under the indenture or its guarantee; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	add any Subsidiary Guarantor with respect to the debt securities;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of General Partner

Energy Transfer Partners, L.L.C., the general partner of our general partner, and its directors, officers, employees and members, as such, will not be liable for:

•	any of our obligations or the obligations of any Subsidiary Guarantors under the debt securities, the indentures or the guarantees; or

•	any claim based on, in respect of, or by reason of, such obligations or their creation.

By accepting a debt security, each holder will be deemed to have waived and released all such liability. This waiver and release are part of the consideration for our issuance of the debt securities. This waiver may not be effective, however, to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Subordination

Debt securities of a series may be subordinated to our “Senior Indebtedness,” which we define generally to include any obligation created or assumed by us for the repayment of borrowed money and any guarantee thereof, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the debt securities or to other obligations which are pari passu with or subordinated to the debt securities. Subordinated debt securities and the related guarantees will be subordinate in right of payment, to the extent and in the manner set forth in the Indenture and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness and that of, if applicable, any Subsidiary Guarantor that is designated as “Senior Indebtedness” with respect to the series.

The holders of Senior Indebtedness of ours or, if applicable, a Subsidiary Guarantor will receive payment in full of the Senior Indebtedness before holders of subordinated debt securities will receive any payment of principal, premium, if any, or interest with respect to the subordinated debt securities upon any payment or distribution of our assets or, if applicable to any series of outstanding debt securities, a Subsidiary Guarantor’s assets, to creditors:

•	upon a liquidation or dissolution of us or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors; or

•	in a bankruptcy, receivership or similar proceeding relating to us or, if applicable to any series of outstanding debt securities, to the Subsidiary Guarantors.

Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that the holders of subordinated debt securities may receive units representing limited partner interests in us and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

If we do not pay any principal, premium, if any, or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, we may not:

•	make any payments of principal, premium, if any, or interest with respect to subordinated debt securities;

•	make any deposit for the purpose of defeasance or discharge of the subordinated debt securities; or

•	repurchase, redeem or otherwise retire any subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, we may deliver subordinated debt securities to the trustee in satisfaction of our sinking fund obligation, unless, in either case:

•	the default has been cured or waived and any declaration or acceleration has been rescinded;

•	the Senior Indebtedness has bene paid in full in cash; or

•	we and the trustee receive written notice approving the payment from the representatives of each issue of “Designated Senior Indebtedness.”

Generally, “Designated Senior Indebtedness” will include:

•	any specified issue of Senior Indebtedness of at least $100 million; and

•	any other Senior Indebtedness that we may designate in respect of any series of subordinated debt securities.

During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for a period called the “Payment Blockage Period.” A Payment Blockage Period will commence on the receipt by us and the trustee of written notice of the default, called a “Blockage Notice,” from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end 179 days thereafter.

The Payment Blockage Period may be terminated before its expiration:

•	by written notice from the person or persons who gave the Blockage Notice;

•	by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

•	if the default giving rise to the Payment Blockage Period is no longer continuing.

Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, we may resume payments on the subordinated debt securities after the expiration of the Payment Blockage Period.

Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

As a result of the subordination provisions described above, in the event of insolvency, the holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

CASH DISTRIBUTIONS

Set forth below is a summary of the significant provisions of our partnership agreement that relate to cash distributions.

Distributions of Available Cash

General. Our partnership agreement provides that we will distribute all of our available cash to unitholders of record on the applicable record date within 45 days after the end of each quarter. We intend to make distributions of available cash to the holders of common units and our other classes of units on a quarterly basis, to the extent we have sufficient cash from our operations after establishment of cash reserves and payment of fees and expenses, as described below. However, there is no guarantee that we will pay quarterly distributions on the common units in any quarter, and we will be prohibited from making any distributions to unitholders if it would cause an event of default, or an event of default is existing, under our credit facilities or debt securities.

Definition of Available Cash. Available cash generally means, for any calendar quarter, all cash on hand at the end of such quarter:

•	less the amount of cash that our general partner determines in good faith is necessary or appropriate to:

•	provide for the proper conduct of business;

•	comply with applicable law, any of our debt instruments or other agreements; or

•	provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters;

•	plus all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter.

Working capital borrowings are generally borrowings that are made under our credit facilities and in all cases are used solely for working capital purposes or to pay distributions to partners.

Operating Surplus and Capital Surplus

General. All cash distributed to unitholders will be characterized as either “operating surplus” or “capital surplus.” We distribute available cash from operating surplus differently than available cash from capital surplus.

Definition of Operating Surplus. Operating surplus for any period generally means:

•	our cash balance on the closing date of our initial public offering; plus

•	$15.0 million (as described below); plus

•	all of our cash receipts after the closing of our initial public offering, excluding cash from borrowings that are not working capital borrowings, sales of equity and other debt securities and sales or other dispositions of assets outside the ordinary course of business; plus

•	working capital borrowings made after the end of a quarter but before the date of determination of operating surplus for the quarter; plus

•	an amount equal to the accumulated and undistributed operating surplus of Legacy ETP immediately prior to the closing of the merger between us and Legacy ETP (including $10.0 million of cash received from non-operating sources that Legacy ETP may distribute as operating surplus under the Legacy ETP partnership agreement in effect immediately prior to the merger); less

•	all of our operating expenditures after the closing of our initial public offering, including the repayment of working capital borrowings, but not the repayment of other borrowings, and including maintenance capital expenditures; less

•	the amount of cash reserves established by our general partner in good faith to provide funds for future operating expenditures.

Definition of Capital Surplus. Capital surplus will generally be generated only by:

•	borrowings other than working capital borrowings;

•	sales of debt and equity securities; and

•	sales or other dispositions of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or as part of normal retirements or replacements of assets.

Characterization of Cash Distributions. We will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since we began operations equals the operating surplus as of the most recent date of determination of available cash. We will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus.

Distributions of Available Cash from Operating Surplus

We will make distributions of available cash from operating surplus for any quarter in the following manner:

•	First, 100% to all holders of our common units, Class E units and Class G units and the general partner, in accordance with their percentage interests, until such unitholders have received $0.075 per unit for such quarter, also known as the minimum quarterly distribution;

•	Second, 100% to all holders of our common units, Class E units and Class G units and the general partner, in accordance with their respective percentage interests, until such unitholders unit have received $0.0833 per unit for such quarter, also known as the first target distribution; and

•	Thereafter, in the manner described in “—Incentive Distribution Rights” below.

Notwithstanding the foregoing, the distributions on our Class E units may not exceed $1.41 per year and distributions on our Class G units may not exceed $3.75 per year. In addition, the distributions to the holders of the incentive distribution rights will not exceed the amount such holders would otherwise receive if the available cash for distribution were reduced to the extent it constitutes amounts previously distributed with respect to our Class G units.

Our partnership agreement also provides that our Class I units and Class K units do not have a percentage interest and holders are not entitled to receive distributions of cash from operating surplus or capital surplus. However, each Class K unit is entitled to a quarterly cash distribution in an amount equal to $0.67275 per Class K unit, which distribution must be made prior to any distribution of available cash to any class of units.

Our partnership agreement also provides that no portion of any partnership cash distribution attributable to (i) any distribution or dividend received by us from ETP Holdco Corporation, a Delaware corporation (“ETP Holdco”), or the proceeds of any sale of the capital stock of ETP Holdco or (ii) any interest payments received by the Partnership with respect to the indebtedness of ETP Holdco or its subsidiaries, will be distributed to our Class E units, Class G units or Class K units.

Incentive Distribution Rights

Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution has been paid. Our general partner currently holds all of the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement.

If for any quarter we have distributed available cash from operating surplus to the unitholders in an amount equal to the minimum quarterly distribution, then, we will distribute any additional available cash from operating surplus for that quarter among the unitholders and the general partner in the following manner:

•	First, (i) to the general partner in accordance with its percentage interest, (ii) 13% to the holders of the incentive distribution rights, pro rata, and (iii) to all of our common unitholders, Class E unitholders and Class G unitholders, pro rata, a percentage equal to 100% less the percentages applicable to the general partner and holders of the incentive distribution rights, until each common unit has received $0.0958 per unit for such quarter, also known as the second target distribution;

•	Second, (i) to the general partner in accordance with its percentage interest, (ii) 35% to the holders of the incentive distribution rights, pro rata, and (iii) to all of our common unitholders, Class E unitholders and Class G unitholders, pro rata, a percentage equal to 100% less the percentages applicable to the general partner and holders of the incentive distribution rights, until each common unit has received $0.2638 per unit for such quarter, also known as the third target distribution; and

•	Thereafter, (i) to the general partner in accordance with its percentage interest, (ii) 48% to the holders of the incentive distribution rights, pro rata, and (iii) to all of our common unitholders, Class E unitholders and Class G unitholders, pro rata, a percentage equal to 100% less the percentages applicable to the general partner and holders of the incentive distribution rights.

Our general partner has agreed to relinquish its right to the following amounts of incentive distributions in future periods, including distributions on the Class I Units:

Total Year (in millions)
2017 (remainder)	$173
2018	153
2019	128
Each year beyond 2019	33

Distributions from Capital Surplus

We will make distributions of available cash from capital surplus, if any, in the following manner:

•	First, to all unitholders and our general partner, in accordance with their respective percentage interests, until we distribute for each outstanding common unit, an amount of available cash from capital surplus equal to the initial public offering price of our common units; and

•	Thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

The partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from the initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the “unrecovered initial unit price.”

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

If we combine our units into fewer units or subdivide our units into a greater number of units, we will proportionately adjust:

•	the minimum quarterly distribution;

•	target distribution levels; and

•	the unrecovered initial unit price.

For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional units for cash or property.

In addition, if legislation is enacted or if existing law is modified or interpreted in a manner that causes us to become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, we will reduce the minimum quarterly distribution and the target distribution levels by multiplying the same by one minus the sum of the highest marginal federal corporate income tax rate that could apply and any increase in the effective overall state and local income tax rates.

Distributions of Cash upon Liquidation

General. If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

Manner of Adjustments for Gain. The manner of the adjustment for gain is set forth in our partnership agreement. We generally allocate any gain to the partners in the following manner:

•	First, to our general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to any such negative balances;

•	Second, to the unitholders and our general partner, in accordance with their percentage interests, until the capital account for each common unit is equal to the sum of:

•	the unrecovered initial unit price; and

•	the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

•	Third, to the unitholders and our general partner, in accordance with their percentage interests, until we allocate under this paragraph an amount per unit equal to:

•	the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less

•	the cumulative amount per unit of any distributions from operating surplus in excess of the minimum quarterly distribution per unit for each quarter of our existence that we distributed to the unitholders and to our general partner in accordance with their percentage interests;

•	Fourth, 13% to the holders of the incentive distribution rights, pro rata, and the remainder to the unitholders and our general partner in accordance with their percentage interests, pro rata, until we allocate under this paragraph an amount per unit equal to:

•	the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less

•	the cumulative amount per unit of any distributions from operating surplus in excess of the first target distribution per unit for each quarter of our existence distributed 13% to the holders of the incentive distribution rights, pro rata, and the remainder to our unitholders and to our general partner in accordance with their percentage interests, pro rata;

•	Fifth, 23% to the holders of the incentive distribution rights, pro rata, and the remainder to the unitholders and our general partner in accordance with their percentage interests, pro rata, until we allocate under this paragraph an amount per unit equal to:

•	the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less

•	the cumulative amount per unit of any distributions from operating surplus in excess of the second target distribution per unit for each quarter of our existence distributed to the holders of the incentive distribution rights, pro rata, and the remainder to the unitholders and our general partner in accordance with their percentage interests, pro rata; and

•	Thereafter, 48% to the holders of the incentive distribution rights, pro rata, and the remainder to the unitholders and our general partner in accordance with their percentage interests, pro rata.

Adjustments to Capital Accounts upon the Issuance of Partnership Interests

We will make adjustments to capital accounts upon the issuance of additional partnership interests. In doing so, we will allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and our general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional partnership interests, we will allocate any later negative adjustments to the capital accounts resulting from the issuance of additional partnership interests or upon our liquidation in a manner that results, to the extent possible, in our general partner’s capital account balances equaling the amount that they would have been if no earlier positive adjustments to the capital accounts had been made.

DESCRIPTION OF OUR PARTNERSHIP AGREEMENT

This description is a summary of the material provisions of our partnership agreement. The following provisions of our partnership agreement are summarized elsewhere in this prospectus:

•	distributions of our available cash are described under “Cash Distributions”;

•	allocations of taxable income and other tax matters are described under “Material Federal Income Tax Consequences”; and

•	a general description of our common units is contained under “Description of the Common Units.”

The description of our partnership agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of our Fourth Amended and Restated Agreement of Limited Partnership, a copy of which is filed as Exhibit 3.4 to our Current Report on Form 8-K filed with the SEC on April 28, 2017, which is incorporated by reference into this prospectus. We urge you to read our partnership agreement, as our partnership agreement, and not this description, governs our common units.

References in this “Description of Our Partnership Agreement” to “we,” “us” and “our” mean Energy Transfer Partners, L.P.

Organization and Duration

We were organized on October 15, 2001 and will continue in existence until we are dissolved pursuant to our partnership agreement and our certificate of limited partnership is cancelled.

Purpose

Under our partnership agreement, the purpose and nature of the business to be conducted by us is to:

(i)	serve as a partner of the Operating Partnership and, in connection therewith, to exercise all the rights and powers conferred upon us as a partner of the Operating Partnership pursuant to the Operating Partnership’s partnership agreement (the “Operating Partnership Agreement”) or otherwise;

(ii)	engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Operating Partnership is permitted to engage in by the Operating Partnership Agreement or that its subsidiaries are permitted to engage in by their limited liability company or partnership agreements and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity;

(iii)	engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by our general partner and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity; provided, however, that our general partner determines, as of the date of the acquisition or commencement of such activity, that such activity (i) generates “qualifying income” (as such term is defined pursuant to Section 7704 of the Internal Revenue Code of 1986, as amended (the “Code”)) or a subsidiary or our activity that generates qualifying income or (ii) enhances the operations of an activity of the Operating Partnership; and

(iv)	do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a member of the partnership group.

Under the Operating Partnership Agreement, the purpose and nature of the business to be conducted by the Operating Partnership is to (a) acquire, manage, operate and sell the assets or properties now or hereafter acquired by the Operating Partnership, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Operating Partnership is permitted to engage in, and, in connection therewith, to exercise all of the rights and powers conferred upon the Operating Partnership pursuant to the agreements relating to such business activity, (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Operating Partnership’s general partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Operating Partnership pursuant to the agreements relating to such business activity; provided, however, that the Operating Partnership’s general partner reasonably determines, as of the date of the acquisition or commencement of such activity, that such activity (i) generates “qualifying income” (as such term is defined pursuant to Section 7704 of the Code) or (ii) enhances the operations of an activity of the Operating Partnership that generates qualifying income, and (d) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a member of the partnership group, the Partnership or any subsidiary of the Partnership.

Our general partner has no duty or obligation to propose or approve, and may decline to propose or approve, the conduct by us of any business free of any fiduciary duty or obligation whatsoever to us, any limited partner or assignee and, in declining to so propose or approve, is not required to act in good faith or pursuant to any other standard imposed by our partnership agreement, any governing agreement of a member of the partnership group, any other agreement contemplated by our partnership agreement or under the Delaware Act or any other law, rule or regulation.

Board of Directors

Our general partner manages our operations and activities on our behalf through its directors and officers. Our general partner is not elected by our common unitholders and will not be subject to re-election in the future. Common unitholders will not be entitled to elect the directors of our general partner on an annual or other continuing basis. The board of directors of our general partner is chosen by ETE, its sole member, and only ETE has the right to remove directors.

Power of Attorney

Each limited partner, and each person who acquires a common unit from a unitholder and executes and delivers a transfer application, grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our partnership agreement.

Capital Contributions

Except as described below under “—Limited Liability,” the common units will be fully paid, and common unitholders will not be required to make additional capital contributions to us.

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that it otherwise acts in conformity with the provisions of our partnership agreement, the limited partner’s liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital such limited partner is obligated to contribute to us for its common units plus such limited partner’s share of any undistributed profits and assets and any funds wrongfully distributed to it as described below. If it were determined, however, that the right, or exercise of the right, by our limited partners as a group:

•	to remove or replace our general partner;

•	to approve certain amendments to our partnership agreement; or

•	to take any other action under our partnership agreement;

constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us who reasonably believe that a limited partner is a general partner based on such limited partner’s conduct. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the limited partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited will be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act will be liable to the limited partnership for the amount of the distribution; provided, however, that such limited partner will have no liability for the amount of the distribution after the expiration of three years from the date of the distribution. Under the Delaware Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of its assignor to make contributions to the limited partnership, excluding any obligations of the assignor with respect to wrongful distributions, as described above, except the assignee is not obligated for liabilities unknown to it at the time it became a limited partner and that could not be ascertained from the partnership agreement.

Our subsidiaries conduct business in multiple states. Maintenance of our limited liability as a limited partner or member of our subsidiaries formed as limited partnerships or limited liability companies, respectively, may require compliance with legal requirements in the jurisdictions in which such subsidiaries conduct business, including qualifying our subsidiaries to do business there. Limitations on the liability of a limited partner or member for the obligations of a limited partnership or limited liability company, respectively, have not been clearly established in many jurisdictions. If it were determined that we were, by virtue of our limited partner interest or limited liability company interest in our subsidiaries or otherwise, conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by our limited partners as a group to remove or replace our general partner, to approve certain amendments to our partnership agreement or to take other action under our partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then our limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Partnership Securities; Preemptive Rights

Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and options, rights, warrants and appreciation rights relating to the partnership securities for any partnership purpose at any time and from time to time to such persons, for such consideration and on such terms and conditions as our general partner determines, all without the approval of any limited partners.

It is possible that we will fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then existing holders of common units in our distributions of available cash. In addition, the issuance of additional partnership interests may dilute (i) the percentage interests of the then-existing holders of common units in our net assets and (ii) the voting rights of the then-existing holders of common units under our partnership agreement.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities that have special voting rights to which the common units are not entitled.

Upon issuance of additional partnership securities, our general partner will have the right to make additional capital contributions to the extent necessary to maintain its then-current general partner interest in us; provided, however, that the capital contributions of our general partner will be offset to the extent contributions received by us in exchange for the issuance of additional partnership securities are used by us concurrently with such contributions to redeem or repurchase from any person outstanding partnership securities of the same class as the partnership securities that were issued. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain its percentage interest, including its interest represented by common units, that existed immediately prior to each issuance.

The holders of our common units do not have preemptive rights to acquire additional common units or other partnership securities.

Amendment of the Partnership Agreement

General

Amendments to our partnership agreement may be proposed only by our general partner. Our general partner has no duty or obligation to propose any amendment to our partnership agreement and may decline to do so free of any fiduciary duty or obligation whatsoever to us, any limited partner or assignee and, in declining to propose an amendment, is not required to act in good faith or pursuant to any other standard imposed by our partnership agreement, any governing agreement of a member of the partnership group, any other agreement contemplated under our partnership agreement or under the Delaware Act or any other law, rule or regulation. A proposed amendment will be effective upon its approval by the holders of a majority of the outstanding common units (a “unit majority”), unless a greater or different percentage is required under our partnership agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of outstanding units will be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, our general partner will seek the written approval of the requisite percentage of outstanding units or call a meeting of the unitholders to consider and vote on such proposed amendment. Our general partner will notify all record holders upon final adoption of any such proposed amendments.

Restrictions on Certain Amendments

Our partnership agreement provides that:

(a)	no provision of our partnership agreement that establishes a percentage of outstanding units (including units deemed owned by our general partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of outstanding units whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced;

(b)	no amendment to our partnership agreement may (a) enlarge the obligations of any limited partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to clause (3) below, (b) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, our general partner or any of its affiliates without its consent, which consent may be given or withheld at its option, (c) change the provision of our partnership agreement providing for our dissolution upon an election to dissolve our partnership by our general partner that is approved by a unit majority (the “election to dissolve provision”), or (d) change the term of our partnership or, except as set forth in the election to dissolve provision, give any person the right to dissolve our partnership;

(c)	except for mergers or consolidations approved pursuant to the partnership agreement, and without limitation of our general partner’s authority to adopt amendments to our partnership agreement described below under “—No Unitholder Approval,” any amendment that would have a material adverse effect on the rights or preferences of any class of partnership interests in relation to other classes of partnership interests must be approved by the holders of not less than a majority of the outstanding partnership interests of the class affected;

(d)	except for amendments described below under “—No Unitholder Approval” and except in connection with unitholder approval of a merger or consolidation, no amendments shall become effective without the approval of the holders of at least 90% of the outstanding units voting as a single class unless we obtain an opinion of counsel to the effect that such amendment will not affect the limited liability of any limited partner under applicable law; and

(e)	except for amendments described below under “—No Unitholder Approval,” the provisions set forth in clauses (1) through (4) above may only be amended with the approval of the holders of at least 90% of the outstanding units.

No Unitholder Approval

Our general partner, without the approval of any limited partner, may amend any provision of our partnership agreement to reflect:

(a)	a change in our name, the location of our principal place of business, our registered agent or our registered office;

(b)	admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

(c)	a change that our general partner determines to be necessary or appropriate to qualify or continue the qualification of our partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that the members of the partnership group will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

(d)

a change that our general partner determines (a) does not adversely affect the limited partners (including any particular class of partnership interests as compared to other classes of partnership interests) in any material respect, (b) to be necessary or appropriate to (i) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (ii) facilitate the trading of our units (including the division of any class or classes of outstanding units into different classes to facilitate uniformity of tax consequences within such classes of units) or comply with any rule, regulation, guideline or requirement of any national securities exchange on which the units are or will be listed for trading, (c) to be necessary or appropriate in connection with action taken by our general partner pursuant to the provisions of our partnership agreement governing distributions, subdivisions and combinations of partnership securities or (d) is required to effect the intent of the provisions of our partnership agreement or is otherwise contemplated by our partnership agreement;

(e)	a change in our fiscal year or taxable year and any other changes that our general partner determines to be necessary or appropriate as a result of a change in our fiscal year or taxable year, including, if our general partner shall so determine, a change in the definition of “Quarter” under our partnership agreement and the dates on which distributions are to be made by us;

(f)	an amendment that is necessary, in the opinion of counsel, to prevent us, or our general partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)	subject to certain limitations, an amendment that our general partner determines to be necessary or appropriate in connection with the authorization of issuance of any class or series of partnership securities pursuant to our partnership agreement;

(h)	any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

(i)	an amendment effected, necessitated or contemplated by a merger agreement approved in accordance with the provisions of our partnership agreement;

(j)	an amendment that our general partner determines to be necessary or appropriate to reflect and account for the formation by us of, or investment by us in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by us of activities permitted by the terms of our partnership agreement;

(k)	a merger or conveyance pursuant to which (a) our general partner has received an opinion of counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any limited partner or any member of the partnership group or cause us or any member of the partnership group to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (b) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of us into another limited liability entity and (c) the governing instruments of the new entity provide the limited partners and our general partner with the same rights and obligations as are contained in our partnership agreement; or

(l)	any other amendments substantially similar to the foregoing.

Action Relating to the Operating Partnership Agreement

Without the approval of holders of a unit majority, our general partner may not, on our behalf as a limited partner of the Operating Partnership, consent to any amendment to the Operating Partnership Agreement or, except as expressly permitted by our partnership agreement, take any action permitted to be taken by a partner of the Operating Partnership, in either case, that would adversely affect our limited partners (including any particular class of partnership interests as compared to any other class of partnership interests) in any material respect.

Merger, Sale or Other Disposition of Assets

Our partnership agreement generally prohibits our general partner, without the prior approval of a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of the Operating Partnership. The general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets or the Operating Partnership’s assets without the approval of a unit majority. The general partner may also sell all or substantially all of our assets or the Operating Partnership’s assets under a foreclosure or other realization upon those encumbrances without the approval of a unit majority.

If certain conditions specified in our partnership agreement are satisfied and without the prior approval of our limited partners, our general partner may convert us or any of our subsidiaries into a limited liability entity, merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to change our legal form into another limited liability entity.

Our unitholders are not entitled to dissenters’ rights of appraisal under the partnership agreement or applicable Delaware law in the event of a merger or consolidation, a sale of substantially all of our assets, or any other transaction or event.

Reimbursement of Our General Partner

Our general partner is not compensated for its services as a general partner or managing member of any member of the partnership group. Our general partner is reimbursed on a monthly basis, or such other basis as our general partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on our behalf (including salary, bonus, incentive compensation and other amounts paid to any person including affiliates of our general partner to perform services for us or for our general partner in the discharge of its duties to us), and (ii) all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business (including expenses allocated to our general partner by its affiliates). Our general partner determines the expenses that are allocable to us.

Withdrawal or Removal of Our General Partner

Our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ notice to our unitholders, and that withdrawal will not constitute a breach of our partnership agreement. In addition, our partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders.

If our general partner gives a notice of withdrawal, the holders of a unit majority, may, prior to the effective date of such withdrawal, elect a successor general partner. The person so elected as successor general partner will automatically become the successor general partner or managing member, to the extent applicable, of the other members of the partnership group of which our general partner is a general partner or a managing member. If, prior to the effective date of our general partner’s withdrawal, a successor is not selected by our unitholders or we do not receive a withdrawal opinion of counsel regarding limited liability and tax matters, our partnership will be dissolved in accordance with our partnership agreement.

Our general partner may be removed if such removal is approved by our unitholders holding at least 66 2/3% of the outstanding units (including units held by our general partner and its affiliates). The right of the holders of outstanding units to remove our general partner may not be exercised unless we have received a withdrawal opinion of counsel regarding limited liability and tax matters. The ownership of more than 33 1/3% of our outstanding units by our general partner and its affiliates would give it the practical ability to prevent its removal.

We will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred in connection with the termination of any employees employed by the departing general partner or its affiliates for the benefit of us or the other members of the partnership group.

Dissolution and Liquidation

We will continue as a limited partnership until dissolved under our partnership agreement. We will dissolve upon:

(a)	the withdrawal, removal, bankruptcy or dissolution of our general partner, unless a successor general partner is elected prior to or on the effective date of such withdrawal, removal, bankruptcy or dissolution and a withdrawal opinion of counsel is received by us;

(b)	an election to dissolve us by our general partner that is approved by the holders of a unit majority;

(c)	the entry of a decree of judicial dissolution of us pursuant to the provisions of the Delaware Act; or

(d)	the sale, exchange or other disposition of all or substantially all of the assets and properties of the partnership group.

Upon (a) our dissolution following the withdrawal or removal of our general partner and the failure of the partners to select a successor general partner, then within 90 days thereafter, or (b) our dissolution upon the bankruptcy or dissolution of our general partner, then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a unit majority may elect to reconstitute us and continue our business on the same terms and conditions set forth in our partnership agreement by forming a new limited partnership on terms identical to those set forth in our partnership agreement and having as the successor general partner a person approved by the holders of a unit majority. Unless such an election is made within the applicable time period as set forth above, we shall conduct only activities necessary to wind up our affairs.

Transfer of the General Partner’s General Partner Interest

Our general partner may transfer all or any of its general partner interest without unitholder approval. As a condition to such transfer, (i) the transferee must agree to assume the rights and duties of the general partner under our partnership agreement and to be bound by the provisions of our partnership agreement, (ii) we must receive an opinion of counsel that such transfer would not result in the loss of limited liability of any limited partner or of any limited partner of the Operating Partnership or cause us or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee must also agree to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of our general partner as the general partner or managing member, if any, of each other member of the partnership group.

Transfer of Ownership Interests in Our General Partner

At any time, the members of our general partner may sell or transfer all or part of their membership interests in our general partner to an affiliate or a third party without the approval of our unitholders.

Transfer of Incentive Distribution Rights

Our general partner or any other holder of our incentive distribution rights may transfer any or all of its incentive distribution rights without unitholder approval. As a condition to such transfer, the transferee must agree to be bound by the provisions of our partnership agreement.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove ETP GP as our general partner or otherwise change management. If at any time any person or group (other than our general partner or its affiliates) beneficially owns 20% or more of any outstanding partnership securities of any class then outstanding, all partnership securities owned by such person or group shall not be voted on any matter and shall not be considered to be outstanding when sending notices of a meeting of limited partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under our partnership agreement. The foregoing limitation does not apply (i) to any person or group who acquired 20% or more of any outstanding partnership securities of any class then outstanding directly from our general partner or its affiliates, (ii) to any person or group who acquired 20% or more of any outstanding partnership securities of any class then outstanding directly or indirectly from a person or group described in clause (i) provided that our general partner has notified such person or group in writing that such limitation will not apply, or (iii) to any person or group who acquired 20% or more of any partnership securities issued by us with the prior approval of the board of directors of our general partner.

Limited Call Right

If at any time our general partner and its affiliates hold more than 80% of the total limited partner interests of any class then outstanding, our general partner will then have the right, which right it may assign and transfer in whole or in part to us or any affiliate of our general partner, exercisable at its option, to purchase all, but not less than all, of such limited partner interests of such class then outstanding held by persons other than our general partner and its affiliates, at the greater of:

(a)	the current market price as of the date three days prior to the date that notice of the election to purchase is mailed; and

(b)	the highest price paid by our general partner or any of its affiliates for any such limited partner interest of such class purchased during the 90-day period preceding the date that notice of the election to purchase is mailed.

Meetings; Voting

Except as described above under “—Change of Management Provisions,” unitholders or assignees who are record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. Units that are owned by an assignee who is a record holder, but who has not yet been admitted as a limited partner, will be voted by the general partner at the written direction of the record holder.

Absent direction of this kind, the units will not be voted, except that, in the case of units held by our general partner on behalf of non-citizen assignees, our general partner will distribute the votes on those common units in the same ratios as the votes of limited partners on other units are cast.

Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting.

Meetings of the unitholders may be called by the general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

Each record holder of a unit has a vote according to its percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read “—Issuance of Additional Partnership Securities; Preemptive Rights” above. However, if at any time any person or group, other than the general partner and its affiliates, or a direct or subsequently approved transferee of the general partner or its affiliates, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Please read “—Change of Management Provisions” above. Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instructions of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Holders of common units have very limited voting rights and may vote on the following matters:

•	a sale or exchange of all or substantially all of our assets;

•	the election of a successor general partner in connection with the withdrawal or removal of our general partner;

•	dissolution or reconstitution of our partnership;

•	a merger of our partnership;

•	issuance of limited partner interests in some circumstances; and

•	some amendments to the partnership agreement, including any amendment that would cause us to be treated as an association taxable as a corporation.

Removal of our general partner requires:

•	a 66 2/3% vote of all outstanding units; and

•	the election of a successor general partner by the holders of a unit majority.

Status as Limited Partner or Assignee

An assignee of a common unit, after executing and delivering a transfer application, but pending its admission as a substituted limited partner, is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. Our general partner will vote and exercise other powers attributable to any of our common units owned by an assignee that has not become a substituted limited partner at the written direction of the assignee. Please read “—Meetings; Voting.” Transferees that do not execute and deliver a transfer application will not be treated as assignees or as record holders of our common units and will not receive cash distributions, federal income tax allocations or reports furnished to holders of our common units. Please read “Description of the Common Units—Transfer of Common Units.”

Non-Citizen Assignees; Redemption

If we are or become subject to federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner or assignee, we may redeem the units held by the limited partner or assignee at their current market price. In order to avoid any cancellation or forfeiture, our general partner may require each limited partner or assignee to furnish information about its nationality, citizenship or related status. If a limited partner or assignee fails to furnish information about its nationality, citizenship or other related status within 30 days after a request for the information or our general partner determines after receipt of the information that the limited partner or assignee is not an eligible citizen, the limited partner or assignee may be treated as a non-citizen assignee. In addition to other limitations on the rights of an assignee that is not a substituted limited partner, a non-citizen assignee does not have the right to direct the voting of its units and may not receive distributions in kind upon our liquidation.

Books and Reports

Our general partner is required to keep appropriate books and records with respect to our business at our principal offices. Our books are maintained, for both federal income tax and financial reporting purposes, on an accrual basis. For both federal income tax and financial reporting purposes, our fiscal year end is December 31.

We will furnish or make available to record holders of common units, no later than 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent registered public accounting firm. Except for the fourth quarter of each fiscal year, we will also furnish or make available unaudited financial statements no later than 90 days after the close of each quarter.

We will furnish each record holder with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year.

Right to Inspect Our Books and Records

Except as described below, each limited partner has the right, for a purpose reasonably related to such limited partner’s interest as a limited partner in our partnership, upon reasonable written demand and at such limited partner’s own expense:

•	to obtain true and full information regarding the status of our business and financial condition;

•	promptly after becoming available, to obtain a copy of our federal, state and local income tax returns for each year;

•	to have furnished to it a current list of the name and last known business, residence or mailing address of each partner;

•	to have furnished to it a copy of our partnership agreement and our certificate of limited partnership and all amendments thereto, together with copies of all powers of attorney pursuant to which our partnership agreement, our certificate of limited partnership and all amendments thereto have been executed;

•	to obtain true and full information regarding the amount of cash and a description and statement of the net agreed value of any other capital contribution by each partner and that each partner has agreed to contribute in the future, and the date on which each became a partner; and

•	to obtain such other information regarding our affairs as is just and reasonable.

The general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which the general partner believes in good faith is not in our best interests, could damage the partnership group or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

Under the partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of ETP GP as our general partner. We are obligated to pay all expenses incidental to such registration, excluding underwriting discounts and commissions.

Indemnification

Section 17-108 of the Delaware Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. Under our partnership agreement, in most circumstances, we will indemnify the following persons (each an “indemnitee”) to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an indemnitee:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of our general partner or any departing general partner;

•	any person who is or was a member, partner, officer, director, fiduciary or trustee of any member of the partnership group, our general partner or any departing partner or any affiliate of any member of the partnership group, our general partner or any departing partner;

•	any person who is or was serving at the request of our general partner or any departing partner or any affiliate of our general partner or any departing partner as an officer, director, member, partner, fiduciary or trustee of another person (provided, that a person will not be an indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services); or

•	any person that our general partner designates as an “indemnitee” for purposes of our partnership agreement.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees in its sole discretion, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, such indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

Under our partnership agreement, an indemnitee will not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the indemnitee is seeking indemnification pursuant to our partnership agreement, the indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that the indemnitee’s conduct was unlawful.

In the opinion of the SEC, indemnification provisions that purport to include indemnification for liabilities arising under the Securities Act are contrary to public policy and are, therefore, unenforceable.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the New York Stock Exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

This section is a summary of the material U.S. federal income tax consequences that may be relevant to prospective common unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Latham & Watkins LLP, counsel to our general partner and us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. A description of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of preferred units and debt securities will be set forth in a prospectus supplement relating to the offering of such units or securities. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing and proposed Treasury regulations promulgated under the Internal Revenue Code (the “Treasury Regulations”) and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to Energy Transfer Partners, L.P. and our operating subsidiaries.

The following discussion does not comment on all federal income tax matters affecting us or our unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and foreign persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding their units as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, and persons deemed to sell their units under the constructive sale provisions of the Internal Revenue Code. In addition, the discussion only comments, to a limited extent, on state, local and foreign tax consequences. Accordingly, we encourage each prospective unitholder to consult his own tax advisor in analyzing the state, local and foreign tax consequences particular to him of the ownership or disposition of common units and potential changes in applicable laws.

No ruling has been requested from the Internal Revenue Service (the “IRS”) regarding our characterization as a partnership for tax purposes. Instead, we will rely on opinions of Latham & Watkins LLP. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for our common units, including the prices at which our common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and our general partner and thus will be borne indirectly by our unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

All statements as to matters of federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Latham & Watkins LLP and are based on the accuracy of the representations made by us and our general partner.

Notwithstanding the above, and for the reasons described below, Latham & Watkins LLP has not rendered an opinion with respect to the following specific federal income tax issues: (i) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales”); (ii) whether all aspects of our method for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “—Disposition of Common Units—Allocations Between Transferors and Transferees”); and (iii) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read “—Tax Consequences of Unit Ownership—Section 754 Election” and “—Uniformity of Units”).

Partnership Status

A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to him is in excess of the partner’s adjusted basis in his partnership interest. Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the transportation, storage and processing of certain minerals and natural resources, including crude oil, natural gas and other products of a type that are produced in a petroleum refinery or natural gas processing plant, the retail and wholesale marketing of propane, the transportation of propane and natural gas liquids, certain related hedging activities, certain activities that are intrinsic to other qualifying activities, and our allocable share of our subsidiaries’ income from these sources. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 3% of our current gross income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Latham & Watkins LLP is of the opinion that at least 90% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income may change from time to time.

The IRS has made no determination as to our status or the status of our operating subsidiaries for federal income tax purposes. Instead, we will rely on the opinion of Latham & Watkins LLP on such matters. It is the opinion of Latham & Watkins LLP that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below that:

•	We will be classified as a partnership for federal income tax purposes;

•	Each of our operating subsidiaries will, except as otherwise identified to Latham & Watkins LLP, be disregarded as an entity separate from us or will be treated as a partnership for federal income tax purposes; and

•	Each commodity hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, gas or products thereof that are held or to be held by us in activities that Latham & Watkins LLP has opined or will opine result in qualifying income.

In rendering its opinion, Latham & Watkins LLP has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Latham & Watkins LLP has relied include:

•	Neither we nor any of our partnership or limited liability company subsidiaries, other than those identified as such to Latham & Watkins LLP, have elected or will elect to be treated as a corporation for U.S. federal income tax purposes; and

•	For each taxable year, more than 90% of our gross income has been and will be income of the type that Latham & Watkins LLP has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.

We believe that these representations have been true in the past and expect that these representations will continue to be true in the future.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in his common units, or taxable capital gain, after the unitholder’s tax basis in his common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

The discussion below is based on Latham & Watkins LLP’s opinion that we will be classified as a partnership for federal income tax purposes.

Limited Partner Status

Unitholders of Energy Transfer Partners, L.P. will be treated as partners of Energy Transfer Partners, L.P. for federal income tax purposes. Also, unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of Energy Transfer Partners, L.P. for federal income tax purposes.

A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales.”

Income, gains, losses or deductions would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their tax advisors with respect to the tax consequences to them of holding common units in Energy Transfer Partners, L.P. The references to “unitholders” in the discussion that follows are to persons who are treated as partners in Energy Transfer Partners, L.P. for federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-Through of Taxable Income

Subject to the discussion below under “—Entity-Level Collections,” we will not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his share of our income, gains, losses and deductions without regard to whether we make cash distributions to him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year. Our taxable year ends on December 31.

Treatment of Distributions

Distributions by us to a unitholder generally will not be taxable to the unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his common units immediately before the distribution. Our cash distributions in excess of a unitholder’s tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under “—Disposition of Common Units.” Any reduction in a unitholder’s share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution by us of cash to that unitholder. To the extent our distributions cause a unitholder’s “at-risk” amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read “—Limitations on Deductibility of Losses.”

A decrease in a unitholder’s percentage interest in us because of our issuance of additional common units will decrease his share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation recapture, depletion recapture and/or substantially appreciated “inventory items,” each as defined in the Internal Revenue Code, and collectively, “Section 751 Assets.” To that extent, the unitholder will be treated as having been distributed his proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder’s realization of ordinary income, which will equal the excess of (i) the non-pro rata portion of that distribution over (ii) the unitholder’s tax basis (often zero) for the share of Section 751 Assets deemed relinquished in the exchange.

Basis of Common Units

A unitholder’s initial tax basis for his common units will be the amount he paid for the common units plus his share of our nonrecourse liabilities. That basis will be increased by his share of our income and by any increases in his share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions from us, by the unitholder’s share of our losses, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of our debt that is recourse to our general partner to the extent of the general partner’s “net value” as defined in Treasury Regulations promulgated under Section 752 of the Internal Revenue Code, but will have a share, generally based on his share of profits, of our nonrecourse liabilities. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Limitations on Deductibility of Losses

The deduction by a unitholder of his share of our losses will be limited to the tax basis in his units and, in the case of an individual unitholder, estate, trust, or corporate unitholder (if more than 50% of the value of the corporate unitholder’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations), to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that is less than his tax basis. A common unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his at-risk amount is subsequently increased, provided such losses do not exceed such common unitholder’s tax basis in his common units. Upon the taxable disposition of a common unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

In general, a unitholder will be at risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder’s at-risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a unitholder’s investments in other publicly traded partnerships, or the unitholder’s salary, active business or other income. Passive losses that are not deductible because they exceed a unitholder’s share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation.

A unitholder’s share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

Limitations on Interest Deductions

The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;

•	our interest expense attributed to portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholder’s share of our portfolio income will be treated as investment income.

Entity-Level Collections

If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or our general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction

After giving effect to special allocation provisions with respect to our other classes of units, our items of income, gain, loss and deduction generally will be allocated amongst our common unitholders and our general partner in accordance with their percentage interests in us. At any time that incentive distributions are made to our general partner, gross income will be allocated to the recipients to the extent of such distributions.

Specified items of our income, gain, loss and deduction will be allocated to account for any difference between the tax basis and fair market value of any property contributed to us that exists at the time of such contribution, referred to in this discussion as the “Contributed Property.” The effect of these allocations, referred to as Section 704(c) Allocations, to a unitholder purchasing common units from us in an offering will be essentially the same as if the tax bases of our assets were equal to their fair market values at the time of the offering. In the event we issue additional common units or engage in certain other transactions in the future, “reverse Section 704(c) Allocations,” similar to the Section 704(c) Allocations described above, will be made to the general partner and all of our unitholders immediately prior to such issuance or other transactions to account for the difference between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance or future transaction. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts (subject to certain adjustments), if negative capital accounts (subject to certain adjustments) nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate such negative balance as quickly as possible.

An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate the difference between a partner’s “book” capital account, credited with the fair market value of Contributed Property, and “tax” capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the “Book-Tax Disparity,” will generally be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a partner’s share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

•	his relative contributions to us;

•	the interests of all the partners in profits and losses;

•	the interest of all the partners in cash flow; and

•	the rights of all the partners to distributions of capital upon liquidation.

Latham & Watkins LLP is of the opinion that, with the exception of the issues described in “—Section 754 Election” and “—Disposition of Common Units—Allocations Between Transferors and Transferees,” allocations under our partnership agreement will be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction.

Treatment of Short Sales

A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•	any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

•	any cash distributions received by the unitholder as to those units would be fully taxable; and

•	while not entirely free from doubt, all of these distributions would appear to be ordinary income.

Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Latham & Watkins LLP has not rendered an opinion regarding the tax treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read “—Disposition of Common Units—Recognition of Gain or Loss.”

Tax Rates

Currently, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. Such rates are subject to change by new legislation at any time.

In addition, a 3.8% Medicare tax (NIIT) is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins for such taxable year. The U.S. Department of the Treasury and the IRS have issued Treasury Regulations that provide guidance regarding the NIIT. Prospective unitholders are urged to consult with their tax advisors as to the impact of the NIIT on an investment in our common units.

Section 754 Election

We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS unless there is a constructive termination of the partnership. Please read “—Disposition of Common Units—Constructive Termination.” The election generally permits us to adjust a common unit purchaser’s tax basis in our assets (“inside basis”) under Section 743(b) of the Internal Revenue Code to reflect his purchase price. This election does not apply with respect to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, the inside basis in our assets with respect to a unitholder will be considered to have two components: (i) his share of our tax basis in our assets (“common basis”) and (ii) his Section 743(b) adjustment to that basis.

We have adopted the remedial allocation method as to all our properties. Where the remedial allocation method is adopted, the Treasury Regulations under Section 743 of the Internal Revenue Code require a portion of the Section 743(b) adjustment that is attributable to recovery property that is subject to depreciation under

Section 168 of the Internal Revenue Code and whose book basis is in excess of its tax basis to be depreciated over the remaining cost recovery period for the property’s unamortized Book-Tax Disparity. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method.

Under our partnership agreement, our general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these and any other Treasury Regulations. Please read “—Uniformity of Units.”

We depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as non-amortizable to the extent attributable to property that is not amortizable. This method is consistent with the methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read “—Uniformity of Units.” A unitholder’s tax basis for his common units is reduced by his share of our deductions (whether or not such deductions were claimed on an individual’s income tax return) so that any position we take that understates deductions will overstate such unitholder’s basis in his common units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “—Disposition of Common Units—Recognition of Gain or Loss.” Latham & Watkins LLP is unable to opine as to whether our method for taking into account Section 743 adjustments is sustainable for property subject to depreciation under Section 167 of the Internal Revenue Code or if we use an aggregate approach as described above, as there is no direct or indirect controlling authority addressing the validity of these positions. Moreover, the IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the units. If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.

A Section 754 election is advantageous if the transferee’s tax basis in his units is higher than the units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in his units is lower than those units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer, or if we distribute property and have a substantial basis reduction. Generally, a built-in loss or a basis reduction is substantial if it exceeds $250,000.

The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than twelve months of our income, gain, loss and deduction. Please read “—Disposition of Common Units—Allocations Between Transferors and Transferees.”

Tax Basis, Depreciation and Amortization

The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by our unitholders holding interests in us prior to any such offering. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction.”

To the extent allowable, we may elect to use the depreciation and cost recovery methods, including bonus depreciation to the extent available, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Please read “—Uniformity of Units.” Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

If we dispose of depreciable or depletable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation and depletion previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction” and “—Disposition of Common Units—Recognition of Gain or Loss.”

The costs we incur in selling our units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

Coal Income

Section 631 of the Code provides special rules by which gains or losses on the sale of coal may be treated, in whole or in part, as gains or losses from the sale of property used in a trade or business under Section 1231 of the Code. Specifically, if the owner of coal held for more than one year disposes of that coal under a contract by virtue of which the owner retains an economic interest in the coal under Section 631(c) of the Code, the gain or loss realized will be treated under Section 1231 of the Code as gain or loss from property used in a trade or business. Section 1231 gains and losses may be treated as capital gains and losses. Please read “—Sales of Coal Reserves or Timberland.” In computing such gain or loss, the amount realized is reduced by the adjusted depletion basis in the coal, determined as described in “—Coal Depletion.”

For purposes of Section 631(c), coal generally is deemed to be disposed of on the day on which the coal is mined. Further, Treasury Regulations promulgated under Section 631 provide that advance royalty payments may also be treated as proceeds from sales of coal to which Section 631 applies and, therefore, such payment may be treated as capital gain under Section 1231. However, if the right to mine the related coal expires or terminates under the contract that provides for the payment of advance royalty payments or such right is abandoned before the coal has been mined, we may, pursuant to the Treasury Regulations, file an amended return that reflects the payments attributable to unmined coal as ordinary income and not as received from the sale of coal under Section 631.

Our royalties from coal leases generally will be treated as proceeds from sales of coal to which Section 631 applies. Accordingly, the difference between the royalties paid to us by the lessees and the adjusted depletion basis in the extracted coal generally will be treated as gain from the sale of property used in a trade or business, which may be treated as capital gain under Section 1231. Please read “—Sales of Coal Reserves or Timberland.” Our royalties that do not qualify under Section 631(c) generally will be taxable as ordinary income in the year of sale.

Coal Depletion

In general, we are entitled to depletion deductions with respect to coal mined from the underlying mineral property. Subject to the limitations on the deductibility of losses discussed above, we generally are entitled to the greater of cost depletion limited to the basis of the property or percentage depletion. The percentage depletion rate for coal is 10%. If Section 631(c) applies to the disposition of the coal, however, we are not eligible for percentage depletion. Please read “—Coal Income.”

Depletion deductions we claim generally will reduce the tax basis of the underlying mineral property. Depletion deductions can, however, exceed the total tax basis of the mineral property. The excess of our percentage depletion deductions over the adjusted tax basis of the property at the end of the taxable year is subject to tax preference treatment in computing the alternative minimum tax, the consequences of which are not addressed herein. In addition, a corporate unitholder’s allocable share of the amount allowable as a percentage depletion deduction for any property will be reduced by 20% of the excess, if any, of that partner’s allocable share of the amount of the percentage depletion deductions for the taxable year over the adjusted tax basis of the mineral property as of the close of the taxable year.

Oil and Natural Gas Depletion

Subject to the limitations on deductibility of losses discussed above (please read “—Tax Consequences of Unit Ownership—Limitations on Deductibility of Losses”), unitholders may be entitled to depletion deductions with respect to our oil and natural gas royalty interests. The deduction is equal to the greater of cost depletion limited to the basis of the property or (if otherwise allowable) percentage depletion.

Percentage depletion is generally available with respect to unitholders who qualify under the independent producer exemption contained in Section 613A(c) of the Code. For this purpose, an independent producer is a person not directly or indirectly involved in the retail sale of oil, natural gas or derivative products or the operation of a major refinery. Percentage depletion is calculated as an amount generally equal to 15% of the unitholder’s gross income from the oil and gas property for the taxable year. A unitholder generally may deduct percentage depletion only to the extent the unitholder’s average daily production of domestic crude oil, or the natural gas equivalent, does not exceed 1,000 barrels. A limitation equal to the lower of 65% of taxable income or 100% of taxable income from the property further limits the deduction for the taxable year.

All or a portion of any gain recognized by a unitholder as a result of either the disposition by us of some or all of our oil and natural gas interests or the disposition by the unitholder of some or all of his units may be taxed as ordinary income to the extent of recapture of oil and gas depletion.

Although the Code requires each unitholder to compute his own depletion allowance and maintain records of his share of the adjusted tax basis of the underlying property for depletion and other purposes, we intend to furnish each of our unitholders with information relating to this computation for federal income tax purposes. Each unitholder, however, remains responsible for calculating his own depletion allowance and maintaining records of his share of the adjusted tax basis of the underlying property for depletion and other purposes.

Timber Income

Section 631 of the Code provides special rules by which gains or losses on the sale of timber may be treated, in whole or in part, as gains or losses from the sale of property used in a trade or business under Section 1231 of the Code. Specifically, if the owner of timber (including a holder of a contract right to cut timber) held for more than one year disposes of that timber under any contract by virtue of which the owner retains an economic interest in the timber under Section 631(b) of the Code, the gain or loss realized will be treated under Section 1231 of the Code as gain or loss from property used in a trade or business. Section 1231 gains and losses may be treated as capital gains and losses. Please read “—Sales of Coal Reserves or Timberland.” In computing such gain or loss, the amount realized is reduced by the adjusted basis in the timber, determined as described in “—Timber Depletion.” For purposes of Section 631(b), the timber generally is deemed to be disposed of on the day on which the timber is cut (which is generally deemed to be the date when, in the ordinary course of business, the quantity of the timber cut is first definitely determined).

Proceeds we receive from standing timber sales generally will be treated as sales of timber to which Section 631 applies. Accordingly, the difference between those proceeds and the adjusted basis in the timber sold generally will be treated as gain from the sale of property used in a trade or business, which may be treated as capital gain under Section 1231. Please read “—Sales of Coal Reserves and Timberland.” Gains from sale of timber by us that do not qualify under Section 631 generally will be taxable as ordinary income in the year of sale.

Timber Depletion

Timber is subject to cost depletion and is not subject to accelerated cost recovery, depreciation or percentage depletion. Timber depletion is determined with respect to each separate timber account (containing timber located in a timber “block”) and is equal to the product obtained by multiplying the units of timber cut by a fraction, the numerator of which is the aggregate adjusted basis of all timber included in such account and the denominator of which is the total number of timber units in such timber account. The depletion allowance so calculated for the timber cut in a particular period represents the adjusted tax basis of such cut timber for purposes of determining gain or loss on its disposition. The tax basis of the remaining timber in each timber account is reduced by the depletion allowance for cut timber from such account.

Sales of Coal Reserves or Timberland

If any coal reserves or timberland are sold or otherwise disposed of in a taxable transaction, we will recognize gain or loss measured by the difference between the amount realized (including the amount of any indebtedness assumed by the purchaser upon such disposition or to which such property is subject) and the adjusted tax basis of the property sold. Generally, the character of any gain or loss recognized upon that disposition will depend upon whether our coal reserves or the particular tract of timberland sold are held by us:

•	for sale to customers in the ordinary course of business (i.e., we are a “dealer” with respect to that property);

•	for use in a trade or business within the meaning of Section 1231 of the Code; or

•	as a capital asset within the meaning of Section 1221 of the Code.

In determining dealer status with respect to coal reserves, timberland and other types of real estate, the courts have identified a number of factors for distinguishing between a particular property held for sale in the ordinary course of business and one held for investment. Any determination must be based on all the facts and circumstances surrounding the particular property and sale in question.

We intend to hold its coal reserves and timberland for the purposes of generating cash flow from coal royalties and periodic harvesting and sale of timber and achieving long-term capital appreciation. Although we may consider strategic sales of coal reserves and timberland consistent with achieving long-term capital appreciation, we do not anticipate frequent sales, nor significant marketing, improvement or subdivision activity in connection with any strategic sales. Thus, our general partner does not believe that we will be viewed as a dealer. In light of the factual nature of this question, however, there is no assurance that our purposes for holding our properties will not change and that our future activities will not cause it to be a “dealer” in coal reserves or timberland.

If we are not a dealer with respect to its coal reserves or its timberland and we have held the disposed property for more than a one-year period primarily for use in our trade or business, the character of any gain or loss realized from a disposition of the property will be determined under Section 1231 of the Code. If we have not held the property for more than one year at the time of the sale, gain or loss from the sale will be taxable as ordinary income.

A unitholder’s distributive share of any Section 1231 gain or loss generated by us will be aggregated with any other gains and losses realized by that unitholder from the disposition of property used in the trade or business, as defined in Section 1231(b) of the Code, and from the involuntary conversion of such properties and of capital assets held in connection with a trade or business or a transaction entered into for profit for the requisite holding period. If a net gain results, all such gains and losses will be long-term capital gains and losses; if a net loss results, all such gains and losses will be ordinary income and losses. Net Section 1231 gains will be treated as ordinary income to the extent of prior net Section 1231 losses of the taxpayer or predecessor taxpayer for the five most recent prior taxable years to the extent such losses have not previously been offset against Section 1231 gains. Losses are deemed recaptured in the chronological order in which they arose.

If we are not a dealer with respect to our coal reserves or a particular tract of timberland, and that property is not used in a trade or business, the property will be a “capital asset” within the meaning of Section 1221 of the Code. Gain or loss recognized from the disposition of that property will be taxable as capital gain or loss, and the character of such capital gain or loss as long-term or short-term will be based upon our holding period in such property at the time of its sale. The requisite holding period for long-term capital gain is more than one year.

Upon a disposition of coal reserves or timberland, a portion of the gain, if any, equal to the lesser of (i) the depletion deductions that reduced the tax basis of the disposed mineral property plus deductible development and mining exploration expenses, or (ii) the amount of gain recognized on the disposition, will be treated as ordinary income to us.

Valuation and Tax Basis of Our Properties

The U.S. federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or determinations of basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss

Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder’s tax basis for the units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

Prior distributions from us that in the aggregate were in excess of cumulative net taxable income for a common unit and, therefore, decreased a unitholder’s tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder’s tax basis in that common unit, even if the price received is less than his original cost.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to “unrealized receivables,” including potential recapture items such as depreciation recapture and depletion recapture, or to “inventory items” we own. Ordinary income attributable to unrealized receivables and inventory items may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Both ordinary income and capital gain recognized on a sale of units may be subject to the NIIT in certain circumstances. Please read “—Tax Consequences of Unit Ownership—Tax Rates.”

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis in proportion to the number of days in each month and will be subsequently apportioned among our unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this prospectus supplement as the “Allocation Date.” However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among our unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

The U.S. Department of Treasury and the IRS have issued Treasury Regulations that permit publicly traded partnerships to use a monthly simplifying convention that is similar to ours, but they do not specifically authorize all aspects of the proration method we have adopted. Accordingly, Latham & Watkins LLP is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee unitholders. If this method is not allowed under the Treasury Regulations, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year.

A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter through the month of disposition but will not be entitled to receive that cash distribution.

Notification Requirements

A unitholder who sells any of his units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Constructive Termination

We will be considered to have technically terminated our partnership for federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of determining whether the 50% threshold has been met, multiple sales of the same interest will be counted only once. Our technical termination would, among other things, result in the closing of our taxable year for all unitholders, which would result in us filing two tax returns (and our unitholders could receive two Schedules K-1 if relief was not available, as described below) for one fiscal year and could result in a deferral of depreciation deductions allowable in computing our taxable income. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may also result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. Our termination currently would not affect our classification as a partnership for federal income tax purposes, but instead we would be treated as a new partnership for federal income tax purposes. If treated as a new partnership, we must make new tax elections, including a new election under Section 754 of the Internal Revenue Code, and could be subject to penalties if we are unable to determine that a termination occurred. The IRS has announced a publicly traded partnership technical termination relief program whereby, if a publicly traded partnership that technically terminated requests publicly traded partnership technical termination relief and such relief is granted by the IRS, among other things, the partnership will only have to provide one Schedule K-1 to unitholders for the year notwithstanding two partnership tax years.

Uniformity of Units

Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the units. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.” We depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743 of the Internal Revenue Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.” To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders. In either case, and as stated above under “—Tax Consequences of Unit Ownership—Section 754 Election,” Latham & Watkins LLP has not rendered an opinion with respect to these methods. Moreover, the IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a foreign person, you should consult your tax advisor before investing in our common units. Employee benefit plans and most other organizations exempt from federal income tax, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it.

Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the United States because of the ownership of units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, our quarterly distribution to foreign unitholders will be subject to withholding at the highest applicable effective tax rate. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a foreign corporation that owns units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation’s “U.S. net equity,” that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

A foreign unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Under a ruling published by the IRS, interpreting the scope of “effectively connected income,” a foreign unitholder would be considered to be engaged in a trade or business in the United States by virtue of the U.S. activities of the partnership, and part or all of that unitholder’s gain would be effectively connected with that unitholder’s indirect U.S. trade or business. However, in a recent decision, the United States Tax Court declined to follow this ruling and held that such gain is not effectively connected with a foreign unitholder’s United States trade or business and would only be taxable to the extent attributable to such unitholder’s share of the partnership’s United States real property interests. As this decision is still subject to appeal, its exact impact on foreign unitholders is uncertain. Prospective unitholders should consult their own tax advisors regarding the potential impact of this decision on their investment in our common units. Moreover, under the Foreign Investment in Real Property Tax Act, a foreign common unitholder (other than certain “qualified foreign pension funds” (or an entity all of the interests of which are held by such a qualified foreign pension fund), which generally are entities or arrangements that are established and regulated by foreign law to provide retirement or other pension benefits to employees, do not have a single participant or beneficiary that is entitled to more than 5% of the assets or income of the entity or arrangement and are subject to certain preferential tax treatment under the laws of the applicable foreign country), generally will be subject to U.S. federal income tax upon the sale or disposition of a common unit if (i) he owned (directly or constructively applying certain attribution rules) more than 5% of our common units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the common units or the five-year period ending on the date of disposition. Currently, more than 50% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future. Therefore, foreign unitholders may be subject to federal income tax on gain from the sale or disposition of their units.

Recent changes in law may affect certain foreign unitholders. Please read “—Administrative Matters—Additional Withholding Requirements.”

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Latham & Watkins LLP can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. Our partnership agreement names our general partner as our Tax Matters Partner.

The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Pursuant to the Bipartisan Budget Act of 2015, for taxable years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity. Generally, we expect to elect to have our general partner and unitholders take any such audit adjustment into account in accordance with their interests in us during the taxable year under audit, but there can be no assurance that such election will be effective in all circumstances. With respect to audit adjustments as to an entity in which we are a member or partner, the Joint Committee of Taxation has stated that we would not be able to have our general partner and its unitholders take such audit adjustment into account. If we are unable to have our general partner and its unitholders take such audit adjustment into account in accordance with their interests in us during the taxable year under audit, our current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own our common units during the taxable year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties, and interest, our cash available for distribution to our common unitholders might be substantially reduced. These rules are not applicable to us for taxable years beginning on or prior to December 31, 2017.

Additionally, pursuant to the Bipartisan Budget Act of 2015, the Internal Revenue Code will no longer require that we designate a Tax Matters Partner. Instead, for taxable years beginning after December 31, 2017, we will be required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We currently anticipate that we will designate our general partner as the Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of the unitholders. These rules are not applicable to us for taxable years beginning on or prior to December 31, 2017.

Additional Withholding Requirements

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Internal Revenue Code) and certain other foreign entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States (“FDAP Income”), or gross proceeds from the sale or other disposition of any property of a type that can produce interest or dividends from sources within the United States (“Gross Proceeds”), paid to a foreign financial institution or to a “non-financial foreign entity” (as specially defined in the Internal Revenue Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.

These rules generally apply to payments of FDAP Income currently and generally will apply to payments of relevant Gross Proceeds made on or after January 1, 2019. Thus, to the extent we have FDAP Income or have Gross Proceeds on or after January 1, 2019 that are not treated as effectively connected with a U.S. trade or business (please read “—Tax-Exempt Organizations and Other Investors”), unitholders who are foreign financial institutions or certain other foreign entities, or persons that hold their common units through such foreign entities, may be subject to withholding on distributions they receive from us, or their distributive share of our income, pursuant to the rules described above.

Prospective unitholders should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in our common units.

Nominee Reporting

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee;

•	whether the beneficial owner is:

•	a person that is not a U.S. person;

•	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

•	a tax-exempt entity;

•	the amount and description of units held, acquired or transferred for the beneficial owner; and

•	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $250 per failure, up to a maximum of $3,000,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties

Certain penalties may be imposed on taxpayers as a result of an underpayment of tax that is attributable to one or more specified causes, including: (i) negligence or disregard of rules or regulations, (ii) substantial understatements of income tax, (iii) substantial valuation misstatements and (iv) the disallowance of claimed tax benefits by reason of a transaction lacking economic substance or failing to meet the requirements of any similar rule of law. Except with respect to the disallowance of claimed tax benefits by reason of a transaction lacking economic substance or failing to meet the requirements of any similar rule of law, however, no penalty will be imposed for any portion of any such underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. With respect to substantial understatements of income tax, the amount of any understatement subject to penalty generally is reduced by that portion of the understatement which is attributable to a position adopted on the return (A) for which there is, or was, “substantial authority” or (B) as to which there is a reasonable basis and the relevant facts of that position are adequately disclosed on the return. If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, we must adequately disclose the relevant facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty.

Recent Legislative Developments

The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress and the President propose and consider substantive changes to the existing federal income tax laws that affect the tax treatment of publicly traded partnerships. Any modification to the federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for federal income tax purposes. Please read “—Partnership Status.” We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in our common units.

State, Local, Foreign and Other Tax Considerations

In addition to federal income taxes, you will likely be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. We currently own property or do business in many states. Several of these states impose a personal income tax on individuals; certain of these states also impose an income tax on corporations and other entities. We may also own property or do business in other jurisdictions in the future. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “—Tax Consequences of Unit Ownership—Entity-Level Collections.” Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent states, localities and foreign jurisdictions, of his investment in us. Accordingly, each prospective unitholder is urged to consult his own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal tax returns, that may be required of him. Latham & Watkins LLP has not rendered an opinion on the state tax, local tax, alternative minimum tax or foreign tax consequences of an investment in us.

INVESTMENT IN OUR COMMON UNITS OR DEBT SECURITIES BY EMPLOYEE BENEFIT PLANS

An investment in our securities by an employee benefit plan is subject to certain additional considerations because the investments of such plans are subject to the fiduciary responsibility and prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and restrictions imposed by Section 4975 of the Internal Revenue Code, and provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Internal Revenue Code or ERISA, which we refer to collectively as Similar Laws. As used herein, the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or individual retirement accounts (“IRAs”) or other arrangements established or maintained by an employer or employee organization, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements.

General Fiduciary Matters

ERISA and the Internal Revenue Code impose certain duties on persons who are fiduciaries of an employee benefit plan that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, which we refer to as an ERISA Plan, and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Internal Revenue Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. In considering an investment in our securities, consideration should be given to (a) whether such investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws; (b) whether in making such investment, such plan will satisfy the diversification requirement of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws; (c) whether making such an investment will comply with the delegation of control and prohibited transaction provisions of ERISA, the Internal Revenue Code and any other applicable Similar Laws; and (d) whether such investment will result in recognition of unrelated business taxable income by such plan and, if so, the potential after-tax investment return. Please read “Material Federal Income Tax Consequences.” The person with investment discretion with respect to the assets of an employee benefit plan, which we refer to as a fiduciary, should determine whether an investment in our securities is authorized by the appropriate governing instrument and is a proper investment for such plan.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Internal Revenue Code (which also applies to IRAs that are not considered part of an employee benefit plan) prohibit an employee benefit plan from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the plan, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Internal Revenue Code.

Plan Asset Issues

In addition to considering whether the purchase of our securities is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether such plan will, by investing in our securities, be deemed to own an undivided interest in our assets, with the result that our general partner also would be a fiduciary of such plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Internal Revenue Code and any other applicable Similar Laws.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under certain circumstances. Pursuant to these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things, (a) the equity interest acquired by employee benefit plans are publicly offered securities—i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered pursuant to certain provisions of the federal securities laws, (b) the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority owned subsidiary or subsidiaries, or (c) there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest (disregarding certain interests held by our general partner, its affiliates and certain other persons) is held by employee benefit plans that are subject to part 4 of Title I of ERISA (which excludes governmental plans and non-electing church plans) and/or Section 4975 of the Internal Revenue Code, IRAs which are not considered part of our employee benefit plan and certain other employee benefit plans not subject to ERISA (such as electing church plans). With respect to an investment in our securities, our assets should not be considered “plan assets” under these regulations because it is expected that the investment will satisfy the requirements in (a) above and may also satisfy the requirements in (c) above (although we do not monitor the level of benefit plan investors as required for compliance with (c)).

Representation

If any purchaser of our securities being offered pursuant to this prospectus or any subsequent transferee of such securities is using “plan assets” to acquire and hold our securities, such purchaser or subsequent transferee will be deemed to represent that (i) neither us, the Subsidiary Guarantors, the trustee, nor any of our or their respective affiliates has acted as the plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser’s or transferee’s decision to acquire and hold our securities and neither us, the Subsidiary Guarantors, the trustee, nor any of our or their respective affiliates shall at any time be relied upon as the plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer our securities and (ii) the decision to invest in our securities has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of US Code of Federal Regulations 29 C.F.R. Section 2510.3-21(c), as amended from time to time (the “Fiduciary Rule”) who (a) is independent of us, each Subsidiary Guarantor and the trustee; (b) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (c) is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the purchaser’s or transferee’s investment in our securities and is responsible for exercising independent judgment in evaluating the investment in our securities; (d) is either (A) a bank as defined in Section 202 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of such a plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker dealer registered under the Exchange Act; and/or (E) an Independent Fiduciary (not described in clauses (A), (B), (C) or (D) above) that holds or has under management or control total assets of at least $50 million, and will at all times that such purchaser or transferee holds our securities hold or have under management or control, total assets of at least $50 million; and (e) is aware of and acknowledges that (I) neither us, the Subsidiary Guarantors, the trustee, nor any of our or their respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in our securities, and (II) we, the Subsidiary Guarantors, the trustee and our and their respective affiliates have a financial interest in the purchaser’s or transferee’s investment in our securities on account of the fees and other remuneration expected to be received in connection with transactions contemplated hereunder.

The foregoing discussion of issues arising for employee benefit plan investments under ERISA, the Internal Revenue Code and Similar Laws should not be construed as legal advice. Plan fiduciaries contemplating a purchase of our securities should consult with their own counsel regarding the consequences under ERISA, the Internal Revenue Code and other Similar Laws in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Energy Transfer Partners, L.P. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Energy Transfer Partners, L.P. and subsidiaries (the “Partnership”) as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 included in the Partnership’s Current Report on Form 8-K filed on August 14, 2017, management’s assessment of the effectiveness of internal control over financial reporting of Energy Transfer Partners, L.P. as of December 31, 2016 included in the Partnership’s Current Report on Form 8-K filed on May 8, 2017, and management’s assessment of the effectiveness of internal control over financial reporting of Sunoco Logistics Partners L.P. as of December 31, 2016 included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016, all incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
FINRA filing fee	$(2)
The New York Stock Exchange supplemental listing fee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Blue Sky, qualification fees and expenses	$(2)
Transfer agent fees and expenses	$(2)
Trustee fees and expenses	$(2)
Total	$(2)

(1)	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

As provided in our partnership agreement, which is incorporated herein by reference, we will generally indemnify our general partner, officers, directors and affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events; provided, that the indemnitee will not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the indemnitee is seeking indemnification, the indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that the indemnitee’s conduct was unlawful. Subject to any terms, conditions or restrictions set forth in our partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

To the extent that the indemnification provisions of our partnership agreement purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and is therefore unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable

Item 16.	Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement ; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Certificate of Limited Partnership of Sunoco Logistics Partners L.P. (incorporated by reference to Exhibit 3.1 of Form S-1 Registration Statement, File No. 333-71968, filed October 22, 2001).

3.2	Amendment to the Certificate of Limited Partnership of Sunoco Logistics Partners L.P. dated as of August 28, 2015 (incorporated by reference to Exhibit 3.1 of Form 8-K, File No. 1-31219, filed September 1, 2015).

3.3	Amendment to the Certificate of Limited Partnership of Sunoco Logistics Partners L.P. dated as of April 28, 2017 (incorporated by reference to Exhibit 3.4 to the Partnership’s Current Report on Form 8-K filed on April 28, 2017).

3.4	Fourth Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P., dated April 28, 2017 (incorporated by reference to Exhibit 3.4 to the Partnership’s Current Report on Form 8-K filed on April 28, 2017).

3.5	Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners GP, L.P. (incorporated by reference to Exhibit 3.5 to Legacy ETP’s Form 10-Q, File No. 1-11727, for the quarter ended May 31, 2007).

3.6	Amendment No. 2, dated March 26, 2012, to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners GP, L.P., dated as of April 17, 2007 (incorporated by reference to Exhibit 3.2 to Legacy ETP’s Form 8-K, File No. 1-11727, filed on March 28, 2012).

3.7	Fourth Amended and Restated Limited Liability Company Agreement of Energy Transfer Partners, L.L.C. (incorporated by reference to Exhibit 3.1 to Legacy ETP’s Form 8-K, File No. 1-11727, filed August 10, 2010).

3.8	Amendment No. 1, dated March 26, 2012, to the Fourth Amended and Restated Limited Liability Company Agreement of Energy Transfer Partners, L.L.C., dated as of August 10, 2010 (incorporated by reference to Exhibit 3.3 to Legacy ETP’s Form 8-K, File No. 1-11727, filed on March 28, 2012).

3.9	Certificate of Formation of Energy Transfer Partners, L.L.C. (incorporated by reference to Exhibit 3.13 to Legacy ETP’s Form 10-Q, File No. 1-11727, for the quarter ended March 31, 2010).

3.10	Certificate of Amendment of Energy Transfer Partners, L.L.C. (incorporated by reference to Exhibit 3.13.1 to Legacy ETP’s Form 10-Q, File No. 1-11727, for the quarter ended March 31, 2010).

3.11	Restated Certificate of Limited Partnership of Energy Transfer Partners GP, L.P. (incorporated by reference to Exhibit 3.14 to Legacy ETP’s Form 10-Q, File No. 1-11727, for the quarter ended March 31, 2010).

4.1	Form of Indenture.

4.2*	Form of Note.

5.1	Opinion of Latham & Watkins LLP.

12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges for the Five Years Ended December 31, 2016 and the Nine Months Ended September 30, 2017.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Grant Thornton LLP, independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank, National Association, as trustee under the indenture filed as Exhibit 4.1 above.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 8, 2017.

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P. its General Partner

By:	Energy Transfer Partners, L.L.C. its General Partner

By:	/s/ Thomas E. Long
Thomas E. Long Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas E. Long, James M. Wright, Jr. and William J. Healy, or each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Kelcy L. Warren Kelcy L. Warren	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	November 8, 2017

/s/ Thomas E. Long Thomas E. Long	Chief Financial Officer (Principal Financial Officer)	November 8, 2017

/s/ A. Troy Sturrock A. Troy Sturrock	Senior Vice President and Controller (Principal Accounting Officer)	November 8, 2017

/s/ Matthew S. Ramsey Matthew S. Ramsey	President, Chief Operating Officer and Director	November 8, 2017

/s/ David K. Skidmore David K. Skidmore	Director	November 8, 2017

/s/ Ted Collins, Jr. Ted Collins, Jr.	Director	November 8, 2017

/s/ Marshall S. McCrea, III Marshall S. McCrea, III	Director	November 8, 2017

/s/ Michael K. Grimm Michael K. Grimm	Director	November 8, 2017